UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	001-41061	91-1495764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West Main Avenue, Suite 2D, West Fargo, ND	58078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 223-1663

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTBD	Nasdaq Capital Market
Warrants	BTBDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 6, 2024, the Company issued a press release announcing that the Company’s Board of Directors has authorized a stock repurchase program to acquire up to 625,000 shares, or approximately 10.0%, of the Company's currently issued and outstanding common stock.  For more information, reference is made to the Company’s press release dated June 6, 2024, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Other Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated June 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BT BRANDS, INC.

Dated: June 10, 2024	By:	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

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